SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 2, 2006 (March 2, 2006)

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 700 Pittsburgh, Pennsylvania	15219

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 454-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective March 2, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of WESCO International, Inc. (the “Company”) amended the CDW Holding Corporation Stock Option Plan, the CDW Holding Corporation Stock Option Plan for Branch Employees and the WESCO International, Inc. 1998 Stock Option Plan (collectively, the “Plans”) to eliminate the possible requirement that the Company settle options for cash upon a “Change in Control” as such term is defined in the Plans. The Committee determined to adopt these amendments in response to Statement of Financial Accounting Standards No. 123(R), Share-Based Payments, which would require the reclassification as a liability of any option or other cash award the settlement of which is not made in the sole discretion of the issuer. In addition, on March 2, 2006, the Company mailed amended stock option agreements to holders of outstanding options under the Plans. Forms of the amended stock option agreements are filed as exhibits hereto.
Item 9.01. Exhibits.
     10.1 Amendment to CDW Holding Corporation Stock Option Plan (filed herewith).
     10.2 Form of Amendment to Stock Option Agreement (filed herewith).
     10.3 Amendment to CDW Holding Corporation Stock Option Plan for Branch Employees (filed herewith).
     10.4 Form of Amendment to Branch Stock Option Agreement (filed herewith).
     10.5 Amendment to WESCO International, Inc. 1998 Stock Option Plan (filed herewith).
     10.6 Form of Amendment to Management Stock Option Agreement (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2006	WESCO INTERNATIONAL, INC.
	By:	/s/ Stephen A. Van Oss

Stephen A. Van Oss Senior Vice President and Chief Financial and Administrative Officer